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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in Form 10-KSB/A, Amended Annual Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended November 30, 1997, of CardioDynamics International Corporation of our report dated February 25, 1997 on the financial statements of CardioDynamics International Corporation for the year ended November 30, 1996.


                                       /s/ PETERSON & CO.
                                       ------------------
                                          PETERSON & CO.


November 24, 1998
San Diego, California